EXHIBIT 10.1

To Form 8-K dated July 26, 2016

AMENDMENT NO. 1 TO OBSERVER RIGHTS AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of July 28, 2016, to that certain Observer Rights Agreement, dated as of March 23, 2016 (the “Agreement”), by and between Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), Basswood Capital Management, L.L.C. (“Basswood”) and Matthew Lindenbaum (“Lindenbaum”). All capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.

WHEREAS, in accordance with Section 6 of the Agreement, the parties to the Agreement desire to amend the Agreement to extend the date following which either Lindenbaum or the Company may terminate the Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Extension of Agreement Term. Section 9 of the Agreement is hereby amended and restated in its entirety as follows:

“9. Termination. This Agreement and (subject to the next following sentence) the rights granted herein, shall terminate upon the earlier of (i) following November 30, 2016, Lindenbaum’s delivery of written notice to the Company that he has terminated this Agreement; and (ii) following November 30, 2016, the Company’s delivery of written notice to Lindenbaum that it has terminated this Agreement. The obligations of Basswood, Lindenbaum and any Representatives pursuant to Sections 3(a)-(e) hereof shall survive any termination of this Agreement for a period of twenty four (24) months following such termination, and the obligation of the Company pursuant to Section 3(f) hereof to provide certain information with respect to the Trading Policy, shall survive any termination of this Agreement for a period of six (6) months following such termination.”

Section 2. Basswood Beneficial Ownership. Basswood and Lindenbaum represent and warrant that they, together with their affiliates and Basswood’s clients, Beneficially Own 2,385,972 shares of the Company’s common stock as of the date of this Amendment, all of which are “physical” shares (i.e., none are Beneficially Owned through options or other rights to acquire or as a Receiving Party of a Derivatives Contract).

Section 3. References to the Agreement. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder”, “herein”, or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment, provided that references in the Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall refer to March 23, 2016.

Section 4. Miscellaneous. Except as expressly stated in this Amendment, the terms and conditions of the Agreement shall continue in full force and effect. Except as expressly provided in this Amendment, no action taken by any party hereto prior to or on the date hereof shall constitute a waiver or modification of any term or condition of the Agreement or any instruments or agreements referred to therein, or prejudice any rights which any party may have as of the date hereof or may have in the future under or in connection with the Agreement, including, without limitation, all rights and remedies contained therein, all of which rights and remedies each party hereby expressly reserves. The terms and provisions of Sections 7 (Governing Law; Jurisdiction; Waiver of Jury Trial) and 8 (Counterparts) of the Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Seacoast Banking Corporation of Florida

By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer

Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
	Name:	Matthew Lindenbaum
	Title:	Principal

Matthew Lindenbaum

By:	/s/ Matthew Lindenbaum